UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SSD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 26, 2023, Simpson Manufacturing Co, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the four proposals set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 16, 2023.

Proposal 1:	To elect eight directors, each to hold office until the Company's 2024 annual meeting of stockholders or until their successors are duly qualified and elected.

Proposal 2:	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 3:	To approve, on an advisory basis, the frequency of future advisory votes to approve compensation of the Company’s named executive officers.

Proposal 4:	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.

At the close of business on March 2, 2023, the record date for the Annual Meeting, there were 42,662,967 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting (“Common Stock”). As the holders of 40,414,110 shares of Common Stock, having a majority of the votes that could be cast by the holders of all outstanding shares of Common Stock, were represented in person or by proxy at the Annual Meeting, a quorum was present.

Each of the foregoing proposals was adopted and approved by the stockholders at the Annual Meeting. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each of Proposals 1- 4 presented at the Annual Meeting, including a separate tabulation with respect to each director nominee for office are set forth below:

Proposal 1: Election of Directors.

				Broker
	For	Against	Abstain	Non-Votes
James S. Andrasick	37,684,086	890,138	62,437	1,777,449
Jennifer A. Chatman	35,974,148	2,606,126	56,387	1,777,449
Gary M. Cusumano	36,414,568	2,165,298	56,795	1,777,449
Philip E. Donaldson	38,404,683	192,185	39,793	1,777,449
Celeste Volz Ford	38,385,314	194,849	56,498	1,777,449
Kenneth D. Knight	38,201,969	375,516	59,176	1,777,449
Robin G. MacGillivray	37,517,764	1,062,227	56,670	1,777,449
Michael Olosky	38,089,885	507,778	38,998	1,777,449

As a result, the eight individuals were elected by the stockholders as directors of the Company, each to hold office until the Company's 2024 annual meeting of stockholders or until his or her successor has been duly qualified and elected.

Proposal 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,411,194	158,667	66,800	1,777,449

As a result, the compensation paid to the Company's named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting was approved by the stockholders.

Proposal 3: Approval, on an advisory basis, of the frequency of future advisory votes to approve named executive officer compensation.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
37,475,997	2,736	1,124,214	33,714	1,777,449

As a result, the Company will include a stockholder vote on the compensation of its named executive officers in its proxy materials and hold such a vote every year until the occurrence of the next vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers pursuant to section 14A(a)(2) of the Securities Exchange Act of 1934 (15 U.S.C. 78n-1(a)(2)).

Proposal 4: Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2023.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,210,141	173,081	30,888	0

As a result, the selection of Grant Thornton LLP by the Company's board of directors as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	May 1, 2023	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

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